NeoMedia Technologies, Inc.



                                  Exhibit 10.45


         Agreement for Sale of Assets Between Basic Developments, Inc., a Panama Company, and Meja Sistemas C. A., a Guatemala Company,
             and NeoMedia Technologies, Inc. Dated February 12, 1997


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                        AGREEMENT FOR THE SALE OF ASSETS

     THIS AGREEMENT is executed as of February 12, 1997, by and among BASIC DEVELOPMENTS, INC., a Panama company and Meja Sistemas C.A., a Guatemala company (collectively the "Company") and NEOMEDIA MIGRATION, INC., a Delaware corporation ("Purchaser").

                                 CIRCUMSTANCES

     A. The Company develops, licenses and distributes computer software for the migration of software known as the migration tools (the "Software Tools").

     B. Purchaser desires to acquire all of the assets of the business from the Company which relates to the Software Tools.

     THEREFORE, in consideration of the mutual agreements, covenants and provisions contained herein, Purchaser and the Company hereby mutually agree to the terms and conditions which follow.

                                   ARTICLE I

                                 SALE OF ASSETS


     1.1 ASSETS. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, all right, title and interest in and to the Software Tools and all assets used or useful in connection with the Software Tools, free and clear of all liens, claims, security interests and encumbrances whatsoever of third parties, including, but not


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limited to, the following: (a) all of the Company's intangible rights and properties which are used in or related to the Software Tools, including, but not limited to, all trademarks and service marks, trademark and service mark registrations and trademark and service mark applications, trade names, assumed names, service names, copyrights, copyright registrations, patents and patent applications, patent, copyright and trademark licenses, franchises and all other licenses and trade secrets (collectively "Intellectual Property"), including, but not limited to the Intellectual Property set forth in Schedule 1.1(a); (b) computer programs and software, including but not limited to software routines, tools, source code, build procedures, and scripts, and related documentation, inventions, discoveries and improvements, shop rights and know-how owned or used by the Company as part of the Software Tools and all licenses or agreement with respect to Intellectual Property, computer programs or software which are part of the Software Tools, including, but not limited to the software set forth on
Schedule 1.1(b); (c) all of good will, sales leads, prospects lists, mailing lists, advertising and promotional material of the Company used in connection with the sale, licensing or other distribution or maintenance of the Software Tools, and administrative and accounting information with respect to Assumed Contracts, as defined in Section 1.2 and books and records with respect to any of the Software Tools; and (d) all of the Equipment set forth in Schedule 1.1(d). The assets to be conveyed hereunder are referred to collectively as the "Assets."


     1.2 ASSUMED CONTRACTS. The Company shall assign and Purchaser shall assume all right, title and interest in and to and all obligations under those certain contracts and agreements (the "Assumed Contracts") listed on Schedule 1.2, including, but not limited to the work in process in connection with the Software Tools (the "Work in Process"). Purchaser shall assume

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all Work in Process of the Company as of the Closing Date. Purchaser does not assume or undertake any obligations or liabilities of the Company except as listed on Schedule 1.2.

     1.3 SALE AND EFFECTIVE Date. The sale of the Assets and the other transactions referred to in this Agreement are collectively referred to as the Sale. The Effective Date of the Sale shall be as of January 1, 1997, regardless of the date of this Agreement.

                                   ARTICLE II

                                     CLOSING

     2.1 CLOSING PROCEDURES. Simultaneously with the execution of this Agreement, the parties shall close the Sale (the "Closing"). To close the Sale, the parties will execute, deliver and exchange the bills of sale, assignment and assumption agreements, certificates and other documents necessary in the reasonable opinion of counsel for each party to transfer the Assets from the Company to Purchaser (the "Closing Documents"). The date of the Closing is referred to herein as the "Closing Date". As soon as possible, but in any event prior to the first anniversary of the Closing Date, the Company shall register the Software Tools and Intellectual Property in Panama or Guatemala or both countries, as required, and transfer such registrations and the Assets, in accordance with the laws of Panama, Guatemala or both countries, as required, to the Purchaser, to the satisfaction of Purchaser and its counsel.

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                                   ARTICLE III

                                 PURCHASE PRICE

     3.1 PURCHASE PRICE. Purchaser shall pay to the Company, as consideration for the purchase of the Assets, the purchase prices as provided below (collectively the "Purchase Price"). The parties have agreed that the Purchase Price for the Equipment payable to the Company is SEVENTEEN THOUSAND AND N0/100 U.S. DOLLARS ($17,000.00). The Purchase Price for the remaining Assets shall be TWO HUNDRED TWENTY THOUSAND AND N0/100 U.S. DOLLARS ($220,000.00)

         3.1.1 The Company acknowledges that the Purchaser has paid to the Company the amount of SEVENTEEN THOUSAND AND NO/1OO U.S. DOLLARS as the Purchase Price for the Equipment.


         3.1.2 The Purchase Price for the remaining Assets shall be paid as follows:

               3.1.2.1 One Hundred Twenty Thousand and No/100 U.S. Dollars ($120,000) at the date on which this Agreement and all Closing Documents have been signed and delivered by all necessary parties (the "Closing Payment"); and

               3.1.2.2 One Hundred Thousand and No/100 U.S. Dollars on the first anniversary of the date of the Closing Payment; provided however that this payment shall be conditioned upon and shall not be due and payable until the Software Tools and Intellectual Property is registered and the registrations transferred to Purchaser, to the satisfaction of Purchaser and its counsel.

The Purchase Price shall include all taxes due on the sale of the Assets, including, but not limited to VAT taxes.

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                                   ARTICLE IV

                         COVENANTS, REPRESENTATIONS AND

                              WARRANTIES OF COMPANY


     As of the Closing Date the Company shall make the following covenants, representations and warranties to Purchaser:

     4.1 LEGAL STATUS. Basic Developments, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Panama and qualified or registered to do business in Guatemala. Meja Sistemas \C.A. is a company duly organized, validly existing and in good standing under the laws of Guatemala. The Company has the corporate power to own and lease its property and to carry on its business as and where such property is now owned or leased or such business is conducted. Meja Sistemas C.A. is the only subsidiary of Basic Developments, Inc. and Meja Sistemas C.A. has no subsidiaries nor will any be in existence on the Closing Date. Basic Developments, Inc. is the sole stockholder of Meja Sistemas C.A. and Jorge Figueroa is the sole stockholder of Basic Developments, Inc.


     4.2 AUTHORIZATION, ETC. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Board of Directors and shareholders of the Company have taken all actions required by law, the Company's charter documents, its By-Laws or otherwise to authorize the execution and delivery of this Agreement and the consummation of the Sale. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

     4.3 NO VIOLATION OF STATUTE OR CONTRACT. Except as set forth on Schedule 4.3, neither the execution and delivery of this Agreement, nor the Sale will (i) conflict with or result in a

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breach or violation of any of the terms, conditions or provisions of, or constitute a default under, (A) the Articles of Incorporation or By-Laws of the Company, or (B) any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Software Tools, or any of its properties, assets, licenses or permits, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default under, result in the termination of, required consent under, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the Assets under any of the terms, conditions or provisions of any license, lease, agreement or other instrument or obligation to which the Company is a party, or by which the Assets, Assumed Contracts or Work in Process may be bound or affected.

     4.4 DEPOSITS. Schedule 4.4 sets forth a description of the deposits made by the Company or which the Company is holding as of the Closing Date which will be assigned to Purchaser, together with a description of the nature of such deposits.

     4.5 TITLE TO ASSETS. The Company has good and marketable title to all of the Assets, including, but not limited to the Intellectual Property and Software Tools owned by the Company, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except as disclosed in this Agreement and the Schedules. Upon execution and delivery of the Closing Documents, the Company will effectively transfer good and marketable title to all of the Assets to Purchaser.

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4.6 INTELLECTUAL PROPERTY.

     4.6.1 DESCRIPTION. Schedule 4.6 sets forth a complete description of all trademarks and service marks, trademark and service mark registrations and trademark and service mark applications, trade names, assumed names, service names, copyrights, copyright registrations, patents and patent applications, patent, copyright and trademark licenses, franchises and all other licenses, trade secrets, computer programs and software, source code, build procedures, algorithms, and related documentation, inventions, discoveries and improvements, shop rights and know-how owned or used by the Company in the conduct of its business (collectively "Intellectual Property" which includes the "Software Tools"). Except as noted on Schedule 4.6, the Company owns, or is licensed or otherwise has the exclusive right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted.

     4.6.2 NO INFRINGEMENT BY THE COMPANY. Except as set forth in Schedule 4.6, no claim has been asserted by any person with respect to the ownership, use, transfer, license or other disposition of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, and the Company does not know of any valid basis for any such claim; and to the best of the Company's knowledge after reasonable inquiry, the use of Intellectual Property by the Company, the development, use, license or distribution of any software program or process, tool, aid or routines by the Company does not and after the Closing Date is not reasonably expected to, infringe on the rights of any person, if used, distributed, licensed or sold in the same manner as used by the Company prior to the Closing Date.

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     4.6.3 NO INFRINGEMENT BY OTHER PARTIES. No third party is known or believed by the Company to be infringing on any Intellectual Property.

     4.6.4 PROCEDURES FOR COPYRIGHT PROTECTION. Schedule 4.6 sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Tools. To the best of the Company's knowledge, in no instance has the eligibility of the Software Tools for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

     4.6.5 PROCEDURES FOR TRADE SECRET PROTECTION. The Company has instituted and followed certain safeguards to protect its trade secrets. Insofar as the Company knows, there has been no material violation of such safeguards by any person or entity. The source code and system documentation relating to the Software Tools:

           4.6.5.1 have at all times been maintained in confidence and

           4.6.5.2 have been disclosed by the Company only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to the Company.

     4.6.6 PERSONNEL AGREEMENTS. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Tools, related technical documentation (the "Technical Documentation"), or Intellectual Property on behalf of the Company either

           4.6.6.1 have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law,

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     that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or

           4.6.6.2 have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

     4.6.7 ADEQUACY OF TECHNICAL DOCUMENTATION. The Technical Documentation for the Software Tools includes the source code, system documentation, statements of principles of operation, and schematics for all Software Tools, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools, and higher level (or "proprietary") language necessary for the development, maintenance, and implementation of the Software Tools.

     4.6.8 THIRD-PARTY COMPONENTS IN SOFTWARE PRODUCTS. Schedule 4.6 sets forth and identifies any Software Tools, Technical Documentation or other Intellectual Property which is licensed by Company ("Licensed Material"). The Company has validly and effectively obtained the right and license to use, copy, modify, and distribute any Licensed Material.

     4.6.9 THIRD-PARTY INTERESTS OR MARKETING RIGHTS IN SOFTWARE. The Company has not granted, transferred, or assigned any right or interest in the Software Tools, the Technical Documentation or the Intellectual Property to any person or entity, except

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     pursuant to the agreements listed in Schedule 1.2. Except as set forth in
     Schedule 1.2, all such agreements constitute only end-user agreements, each of which grants the end-user thereunder solely the nonexclusive right and license to use one or more identified Software Tools and related user documentation, for internal purposes only, on a single central processing unit (CPU), on a single network or under the terms of a site license. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Tools, the Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

     4.7 MATERIAL CONTRACTS. The Assumed Contracts include any contracts, commitments, agreement, licenses or arrangements necessary for the distribution of the Software Tools and the operation of the Company's business in connection with the Software Tools. Purchaser shall have no obligation or liability under or assume any responsibility, by operation of law or otherwise, for any agreement other than the Assumed Contracts.

     4.8 CLAIMS AND LITIGATION. There is no litigation, proceeding, demand, action or claim either pending or, to the best knowledge of the Company, threatened now or at any time in the last five (5) years against the Company before any court or governmental or other regulatory or administrative agency or commission, with respect to the Software Tools or the ownership of or right to use, copy, develop, modify or distribute the Software Tools.

     4.9 FULL DISCLOSURE. No representation, warranty or covenant in this Agreement, nor any statements, financial statements, certificates, schedules or exhibits furnished to Purchaser

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pursuant hereto, or in connection with the Sale, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were or are to be made, not misleading. The Company does not have any information which leads it to believe that there is any impending material adverse change in the business of the Company.

                                    ARTICLE V

                         COVENANTS, REPRESENTATIONS AND
                             WARRANTIES OF PURCHASER


     As of the Closing Date, Purchaser shall make the following covenants, representations and warranties to the Company:

     5.1 LEGAL STATUS. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power to own and lease its property and to carry on its business as and where such property is now owned or leased or such business is conducted on the Closing Date hereof.

     5.2 AUTHORIZATION, ETC. Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Board of Directors of Purchaser has taken all actions required by law, its Articles of Incorporation, its By-Laws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the Sale and, no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Sale. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of each of Purchaser.

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                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO PURCHASER'S
                               OBLIGATION TO CLOSE

     The obligation of Purchaser to consummate the Sale is subject to the satisfaction, or waiver in writing by Purchaser, on or prior to the Closing Date, of each of the following conditions:

     6.1 CORPORATE ACTION. All corporate and other actions necessary to authorize this Agreement and to consummate the Sale shall have been duly taken on or prior to the Closing Date.

     6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date.

     6.3 PERFORMANCE OF OBLIGATIONS. Each and all of the covenants and agreements of the Company to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects. All Closing Documents in proper form for the transfer of the Assets have been executed and delivered by the Company to Purchaser.

     6.4 BULK SALE. The Company shall have complied with all applicable provisions of any bulk sale or comparable laws or regulations of Panama or Guatemala and any laws in connection with taxes.

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                                   ARTICLE VII

                      CONDITIONS PRECEDENT TO THE COMPANY'S
                               OBLIGATION TO CLOSE

     The obligations of the Company to consummate this Agreement as provided hereunder are subject to the satisfaction, or waiver in writing by the Company, on or prior to the Closing Date, of each of the following conditions:

     7.1 CORPORATE ACTION. All corporate and other actions necessary to authorize the consummation of the Sale by Purchaser shall have been duly taken prior to the Closing Date.

     7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date.

     7.3 PERFORMANCE OF OBLIGATIONS. Each and all of the covenants and agreements of Purchaser to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by the Company.

                                  ARTICLE VIII

                            OPERATION OF THE COMPANY

     During the period from May 1, 1996 to the Closing Date, except as otherwise disclosed to Purchaser in writing, the Company represents and warrants that it has carried on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent with such business, has used all reasonable

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efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Closing Date. The Company has not sold, assigned, transferred, licensed or otherwise disposed of any Intellectual Property.

                                   ARTICLE IX

                      POST-CLOSING COVENANTS OF THE COMPANY

     9.1 NONCOMPETITION AGREEMENT. For a period of three years from the Closing Date, neither the Company nor its shareholders shall own directly or indirectly any interest in, or shall be a director, officer or employee of, any corporation, partnership, firm, association or business organization (other than any entity the equity securities of which are listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotation System where less than 1% of the voting power of any such entity is owned by any of such persons directly or indirectly) which develops, distributes or licenses computer software or other computer products or is a competitor, potential competitor, supplier or customer of the business of the Company with respect to Software Tools.


                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made by the parties hereto as to any fact or condition existing on or before the Closing Date of this Agreement, in any Schedule hereto, or in any

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certificate delivered pursuant hereto, shall survive the closing of the Sale and remain in fall force and effect for the period of twenty-four (24) months following the Closing Date.

                                   ARTICLE XI

                                 INDEMNIFICATION

     11.1 THE COMPANY INDEMNIFICATION. The Company and all shareholders of the Company will indemnify and hold Purchaser and the shareholders of Purchaser harmless from and against all Losses, as hereinafter defined, arising out of or resulting from the following:

            11.1.1 Any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of the Company contained herein, in any Schedule hereto or in any statement, certificate or other document delivered pursuant hereto;

            11.1.2 Any material lialbilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with the conduct of the Company's business or the ownership, use, license, distribution or modification of the Software Tools or the ownership or use of any of the Assets prior to the Closing Date or arising with respect to any actions or failure to act of the Company prior to the Closing Date.

For purposes of this Article XI, Losses shall mean all damages, losses, liabilities, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, but not limited to, any losses or costs related to the violation of any law, and including, in each such instance, the reasonable attorneys', accountants' and other professionals'

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fees, costs and expenses of investigation and defense, and disbursements incurred therewith, after offset by any related insurance proceeds or other recovery, and with offset for any reduction of taxes realized on account of such Losses.

     11.2 PURCHASER INDEMNIFICATION. Purchaser will indemnify and hold the Company harmless from and against all Losses arising out of or resulting from any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of Purchaser contained herein, in any Schedule hereto or in any statement, certificate or other document delivered pursuant hereto after offset by any related insurance proceeds or other recovery, and with offset for any reduction of taxes realized on account of such Losses.

     11.3 NOTICE OF CLAIM. Promptly after service of notice of any written claim or process on a party hereto by any third person in any matter in respect of which indemnity may be sought from the other party hereto, the party so served shall promptly notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in, or assume, at its own expense, the defense of any such claim or process of settlement thereof. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnified party shall not be liable to such indemnifying party for any legal or other expense in connection with such defense. As long as the indemnifying party is defending such claims diligently, the indemnified party shall not settle, compromise or pay any claim without the consent of the indemnifying party. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the party to be indemnified shall be advised of all significant developments. If the indemnifying party shall fail to assume the defense of the indemnified

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party within a reasonable time (not to exceed 15 days after notice of a claim)
or to diligently conduct such defense thereafter, then the indemnified party shall have the right to assume the defense, and compromise or settle the claim, at the risk and expense of the indemnifying party.

     11.4 OFFSETS. To the extent that the Company or shareholders of the Company are liable to Purchaser for any Losses, Purchaser shall have the right to set-off such amounts against the Purchase Price or any other amount owing to the Company.


                                  ARTICLE XII

                            MODIFICATION OR AMENDMENT

     12.1 MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.




                                  ARTICLE XIII

                                 CONFIDENTIALITY




     Each party will treat as confidential any information concerning the other party or this Sale that has been or is disclosed, together with all notes, memoranda, analyses or other writings prepared using or referring to any confidential information (the "Confidential Material"). To the extent practical, Confidential Material shall be marked "Proprietary" or "Confidential". However, each party acknowledges that it may obtain confidential information in oral discussions, from inspections or otherwise that can not be marked as "Proprietary" or "Confidential." The failure to mark any information as "Proprietary" or "Confidential" shall not mean that the information is not Confidential Material. Confidential Material will not include information which
(i) is generally available to the public; (ii) was known by a party on a

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nonconfidential basis at the time of disclosure; or (iv) was independently developed by a party before receiving the Confidential Material and such party has evidence of the development of the information. After the Closing Date, Confidential Information will not include any information concerning the Company delivered by the Company to the Purchaser.

                                   ARTICLE XIV

                                  MISCELLANEOUS

  14.1 Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by telegram, cable or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company   Meja Sistemas C.A.
                         Basic Developments, Inc.
                         12 Calle 1-25 zona 10
                         Edificio Geminis 10
                         Torre Norte Oficina 1401
                         Guatemala, C.A. 01010

     If to Purchaser:    NeoMedia Migration, Inc.
                         2201 Second Street, Suite 600
                         Fort Myers, Florida 33901
                         Attention: Kevin Leininger

     Copy to:            Kathleen A. Finefrock
                         Schwartz & Freeman
                         19th Floor
                         401 North Michigan Avenue
                         Chicago, Illinois 60611

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or to such other person or address as either such party may have specified in a notice duly given. Such notice or communication shall be deemed to have been given as of the date so delivered, telegraphed, cabled, telefaxed or mailed.

     14.2 Each of the parties hereto shall pay all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the Sale shall be consummated.

     14.3 This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of all of the other parties.

     14.4 This Agreement (including the Exhibits and Schedules) and constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof.

     14.5 No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

     14.6 This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, United States of America.

     14.7 The unenforceability or invalidity of any Article or Section or provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

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     14.8 The headings of the Articles and Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability or validity of this Agreement.

     14.9 This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


PURCHASER:                              COMPANY:

NEOMEDIA MIGRATION, INC.                BASIC DEVELOPMENTS, INC.
a Delaware corporation                  a Panama company,


By: /s/ CHARLES W. FRITZ             By: /s/ JORGE FIGUEROA
   ----------------------                  -----------------------

SOLE SHAREHOLDER OF                     Meja Sistemas C.A.
BASIC DEVELOPMENTS, INC.:               a Guatemala company


/s/ JORGE FIGUEROA                      By: /s/ JORGE FIGUEROA
-------------------------                  -----------------------
Jorge Figueroa

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                             SCHEDULE 1.l(a) AND (b)
                                     ASSETS
                    INTELLECTUAL PROPERTY AND SOFTWARE TOOLS


The following constitutes the Assets described in Sections 1. 1 (a) and (b):

OWNED SOFTWARE:
Name:               ABsolut for Informix
Description:        Application Builder Solution for Informix 6.0

Name:               ABsolut for Oracle
Description:        Application Builder Solution for Oracle 7.0 & Forms 3.0

Name:               Forms conversion for Oracle Forms 4.5
Description:        Automatic Form converter from Forms 3.0 to Forms 4.5

Name:               PACEport for Informix
Description:        PACE application for Reverse Engineering PACE Meta Data into
                    ABsolut (ABsolut for Informix format)

Name:               PACEport for Oracle
Description:        PACE application for Reverse Engineering PACE Meta Data into
                    ABsolut (ABsolut for Oracle format)

Name:               DB Analyze
Description:        Cobol tool that does inventory of PACE Databases

Name:               RAND DB
Description:        Comprehensive PACE application that performs consistency
                    check and detailed inventory information. Does additional pre-conversion work.

LICENSED SOFTWARE:

     NONE

TRADEMARKS AND TRADE NAMES:

PACEport
ABsolut
ABSone
Porter
DBANALYZE
RAND DB

All names used in connection with the PACE and ABsolut software packages

                                 SCHEDULE 1.l(d)
                                     ASSETS
                                    EQUIPMENT

The following constitutes the Assets described in Section 1.1(d):

PC 80486DX2, 4 Mb. RAM, Monitor VGA Color, 1 HD 326 Mb., Trackball mouse. Floppies 5.25", 3.5".

PC 80486DX2, 16 Mb. RAM, Monitor LEO SVGA Color SN M340102369, 1 HD 503 Mb., 1 HD 162 Mb. Keyboard SN 950501800299, Mouse SN 0085091. PC 80486DX2, 12 Mb. RAM,
1 HD 503 Mb., Monitor LEO SVGA Color, Keyboard, Mouse, Floppy 3.5".

PC 486DX, 4 Mb. RAM, Monitor LEO VGA SN ODIA801314, Keyboard SN C950312319, 1 HD 137 Mb. Floppy 3.5".


WANG-PC 80286, 2 Mb. RAM, 1 HD 69 Mb., 1 HD 40 Mb., Monitor WANG VGA color SN 78542S, Keyboard WANG SN C3959, Floppy 5.25".

TWC-PC 80386, 2 Mb. RAM, 1 HB 161 Mb., Monitor WANG VGA B/W SN V69916, Keyboard WANG SN C3841, Floppy 3.5".

IBM RS-6000 SN MS70122627495
48 MB Main Memory
2 x 800 MB Drives
1 x 1.3 Gig Drive
WANG QIC Tape Unit 150 Mg. SN 30379Z
WYSE Terminal SN 0lFl9C00730
WYSE Terminal SN 0lCl005314
WANG User Printer LDP8III SN Y52930

WANG VS 6 SN 82097E
4Mb Main Memory
2 x 145 MB hard drives
1 x 314 MB Hard drive
1 WANG HD Disk Unit SN TU0009
WANG Terminal SN 07274E
WANG Terminal SN 04177E
WANG Terminal SN 37419A
WANG QIC Tape UNIT 60 Mb. SN ZB9430
WANG Printer Enteia 180, SN 17351

                                  Schedule 1.2
                                Assumed Contracts

                                      NONE

                                  Schedule 4.3
                         Conflicts and Required Consents

                                      NONE

                                  Schedule 4.4
                                    Deposits

                                      NONE

                                  Schedule 4.6
                    Intellectual Property and Software Tools

SOFTWARE:

Name:               ABsolut for Informix
Description:        Application Builder Solution for Informix 6.0

Name:               ABsolut for Oracle
Description:        Application Builder Solution for Oracle 7.0 & Forms 3.0

Name:               Forms conversion for Oracle Forms 4.5
Description:        Automatic Form converter from Forms 3.0 to Forms 4.5

Name:               PACEport for Informix
Description:        PACE application for Reverse Engineering PACE Meta Data into
                    ABsolut (ABsolut for Informix format)

Name:               PACEport for Oracle
Description:        PACE application for Reverse Engineering PACE Meta Data into
                    ABsolut (ABsolut for Oracle format)

Name:               DB Analyze
Description:        Cobol tool that does inventory of PACE Databases

Name:               RAND DB
Description:        Comprehensive PACE application that performs consistency
                    check and detailed inventory information. Does additional pre-conversion work.

KNOW-HOW

1. Knowledge regarding internal PACE Meta Data. Such knowledge includes the internal structures that PACE uses, both for PACE Data Dictionary and PACE Application Builder.

2. Knowledge regarding Oracle & Informix specific limitations and abilities. Research & Development work required for the code generation and replicating WANG specific functionality.

3. Knowledge regarding internal structures of ORACLE Forms 4.5 "fmt" files required for converting and adjusting converted 3.0 forms into forms version 4.5

                                  Schedule 4.6
                    Intellectual Property and Software Tools
                                    Continued

TRADEMARKS AND TRADE NAMES:

PACEport
ABsolut
ABSone
Porter
DBANALYZE
RAND DB

All names used in connection with the PACE and ABsolut software packages